UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2006

Riviera Holdings Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-21430	88-0296885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 Las Vegas Boulevard, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 794-9527

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02.	Termination of a Material Definitive Agreement.

On August 29, 2006, Riviera Holdings Corporation (the “Company”) terminated its Agreement and Plan of Merger, dated April 5, 2006 (the “Merger Agreement”), with Riv Acquisition Holdings Inc. (“RAHI”) and RAHI’s subsidiary, Riv Acquisition Inc. (“Merger Sub”). Based upon Schedule 13D filings with the United States Securities and Exchange Commission (the “SEC”) by affiliates of RAHI, the Company understands that affiliates of RAHI beneficially own approximately 18.3% of the Company’s outstanding stock.

The Merger Agreement provided for RAHI’s acquisition of the Company’s outstanding stock at $17 per share through a merger of Merger Sub with and into the Company, with the Company thereby becoming a wholly-owned subsidiary of RAHI. However, the Company’s shareholders did not approve the Merger Agreement at the reconvened annual meeting of shareholders on August 29, 2006. For that reason, and in accordance with section 9.01(b)(iii) of the Merger Agreement, the Company terminated the Merger Agreement.

Under the Merger Agreement, the Company agreed to pay RAHI a “Topping Fee” of approximately $7.9 million if: (i) the Merger Agreement is terminated because the Company’s shareholders did not approve it; (ii) prior to such termination, a competing “Takeover Proposal” (which includes a proposal for the acquisition of 30% or more of Company’s assets or more than 30% of the outstanding stock of the Company or any Company subsidiary or for the acquisition of the Company or any Company subsidiary through a merger or other business combination) had been announced and had not been withdrawn; and (iii) within 12 months after such termination, the Company enters into a definitive agreement with a third party with respect to the consummation of a Takeover Proposal.

On August 8, 2006, the Company announced that it had received a competing proposal from International Gaming & Entertainment, LLC (“IGE”) to acquire all of the outstanding stock of the Company through a merger. Prior to the Company’s termination of the Merger Agreement, IGE’s proposal had not been withdrawn.

The Merger Agreement appears in Appendix A to the Company’s proxy statement for its annual meeting of shareholders, which was filed with the SEC on July 3, 2006. Statements in this Form 8-K concerning the Merger Agreement are qualified in their entirety by reference to the complete Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2006

RIVIERA HOLDINGS CORPORATION

/s/ Tullio J. Marchionne
Name: Tullio J. Marchionne
Title: Secretary and General Counsel